Exhibit 5.1

Harney Westwood & Riegels 4th Floor, Harbour Place 103 South Church Street, PO Box 10240 Grand Cayman KY1-1002, Cayman Islands Tel: +1 345 949 8599 Fax: +1 345 949 4451

18 January 2021

christopher.hall@harneys.com

+1 345 815 2979

054655.0001/CFH

Vinci Partners Investments Ltd

Dear Sirs

Vinci Partners Investments Ltd. (the Company)

We are attorneys-at-law qualified to practise in the Cayman Islands and have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with a registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), originally filed with the U.S. Securities and Exchange Commission on 4 January 2021 under the U.S. Securities Act of 1933, as amended (the Securities Act) involving a public offer (IPO) and a placing of Class A common shares (Shares). In this opinion Companies Act means the Companies Act (Revised) of the Cayman Islands. Capitalised terms defined in the Registration Statement shall have the same meanings when used in this opinion.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1

Existence and Good Standing. The Company is an exempted company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. It is a separate legal entity and is subject to suit in its own name.

2

Allotment and Issue. When the price at which the Shares to be sold by the Company has been approved by or on behalf of the Board of Directors of the Company and when the Shares to be sold by the Company have been issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement (as defined in Schedule 1) referred to in the prospectus which is a part of the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

A list of partners is available for inspection at our offices. Bermuda legal services provided through an association with Zuill & Co. KY:5436486_1	Anguilla | Bermuda | British Virgin Islands Cayman Islands | Cyprus | Hong Kong | London Montevideo | Shanghai | Singapore | Vancouver www.harneys.com

3

Share Capital. Based on the Memorandum and Articles of Association, the Company has an authorised share capital of US$50,000 divided into 1,000,000,000 shares of a par value of US$0.00005 each. When allotted, issued, paid for and registered in the register of members of the Company, the Shares will conform to the description of the Shares contained in the Registration Statement and will rank pari passu in all respects with all other issued Shares subject to the rights, privileges and restrictions set forth in the Memorandum and Articles of Association.

4

Prospectus. The statements under the caption “Taxation – Cayman Islands Considerations” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact. Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in the Transaction Documents. We express no opinion with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” and “Enforceability of Civil Liabilities – Cayman Islands” and in the Exhibits in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

SCHEDULE 1

List of Documents Examined

1	the Certificate of Incorporation dated 21 September 2020 issued by the Registrar of Companies;

2	the Amended and Restated Memorandum and Articles of Association of the Company adopted by special resolution dated 15 January 2021 (the Memorandum and Articles of Association);

3	a Certificate of Good Standing in respect of the Company dated 12 January 2021, issued by the Registrar of Companies;

4	the Register of Directors and Officers, Register of Members and Register of Mortgages and Charges of the Company provided to us on or prior the date hereof;

(1 - 5 above are the Corporate Documents), and

5	a draft of the underwriting agreement in the form filed as Exhibit 1.1 to the Registration Statement (the Underwriting Agreement);

6	the Registration Statement,

(5 - 6 above are the Transaction Documents).

The Corporate Documents and the Transaction Documents are collectively referred to in this opinion as the Documents.

SCHEDULE 2

Assumptions

1

Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and conform in every material respect to the latest drafts of the same produced to us and, where the Transaction Documents have been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

2

Unseen Documents. Save for the Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Documents.

3

Proceeds of Crime. No monies paid to or for the account of any party under the Transaction Documents represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised) and the Terrorism Act (Revised), respectively).

SCHEDULE 3

Qualifications

1	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Transaction Documents.

2

Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act (Revised) have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act (Revised).

3

Statutory Powers. Any provision in the Underwriting Agreement which purports to fetter a statutory power of the Company may not be enforceable under the common law rule in Russell v Northern Bank Development Corp Ltd [1992] 1 WLR 588 (HL).

4

Conflict of Laws. An expression of an opinion on a matter of Cayman Islands law in relation to a particular issue in this opinion should not necessarily be construed to imply that the Cayman Islands courts would treat Cayman Islands law as the proper law to determine that issue under its conflict of laws rules.

5	Sanctions. The obligations of the Company may be subject to restrictions pursuant to United Nations and European Union sanctions as implemented under the laws of the Cayman Islands.

5